SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               Four Times Square
                              New York 10036-6522
                                    -------
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                              Fax: (212) 735-2000
                                www.skadden.com


                                  April 30, 2003

Baron Select Funds
767 Fifth Avenue
New York, New York 10153

RE:      Baron Select Funds
         Registration on Form N-1A
         -------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Baron Select Funds (the "Trust"), a statutory trust created under the Delaware Statutory Trust Act, and its initial series, the Baron Partners Fund (the "Fund"), in connection with the issuance and sale by the Fund of an indefinite number of shares of the Fund's common shares of beneficial interest, par value $.001 per share (the "Shares").

     This opinion is being furnished in accordance with the requirements of Item 23(i) of the Form N-1A Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended.

     In connection with this opinion, we have examined originals or copies (including facsimile copies), certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form N-1A (File Nos. 333-103025 and 811- 21296), as filed with the Securities and Exchange Commission (the "Commission") on February 6, 2003 and as amended by Pre-Effective Amendment No. 1 on April 1, 2003 and Pre-Effective Amendment No. 2 on April 11, 2003 and proposed to be amended by Pre-Effective Amendment No. 3 on April 30, 2003 under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (ii) the Agreement and Declaration of Trust of the Trust, as currently in effect;
(iii) the By-Laws of the Trust, as currently in effect; (iv) the Distribution Agreement between the Trust and Baron Capital, Inc., as currently in effect (the "Distribution Agreement"); (v) the Certificate of Conversion to a Delaware Statutory Trust and the Certificate of Trust of the Trust, each as filed with the Secretary of State of the State of Delaware on April 30, 2003; and (vi) certain resolutions of the Board of Trustees of the Trust effective April 30, 2003 relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and

Baron Select Funds
April 30, 2003
Page 2

others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

     Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been issued and delivered against payment therefor as provided in the Distribution Agreement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                  Very truly yours,



                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                  --------------------------------------------
                                      Skadden, Arps, Slate, Meagher & Flom LLP